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                                                                 EXHIBIT 21.1
                          SUBSIDIARIES OF THE COMPANY

                    Subsidiary                              State of Incorporation
                    ----------                              ----------------------
         Forcenergy International Inc.                              Delaware

         Forcenergy Resources Inc.                                  Texas

         Forcenergy Management Co.                                  Nevada

         Forcenergy Onshore Inc.                                    Delaware

         Forcenergy GOM Inc.                                        Delaware

         Forcenergy Ltd.                                            Cayman Islands

         Forcenergy Drilling Inc.                                   Delaware